Exhibit 99.1
GLG PARTNERS REPORTS Q1 2010 EARNINGS
New York, May 6, 2010 – GLG Partners, Inc. (“GLG”) (NYSE: GLG) today reported a GAAP net loss attributable to common stockholders for the quarter ended March 31, 2010 of $60.8 million, or $0.27 per fully diluted share. Non-GAAP adjusted net loss was $3.1 million, or $0.01 per non-GAAP weighted average fully diluted share, for the three months ended March 31, 2010.
Highlights
•	First quarter 2010 dollar-weighted average returns of 5.3% for the alternative strategies, 6.2% for the 130/30 strategies and 6.1% for the long only strategies; April 2010 dollar-weighted average returns[1] of 1.5% for the alternative strategies, 1.6% for the 130/30 strategies and (0.1%) for the long only strategies

•	Net AUM of $23.7 billion as of March 31, 2010, up 6.7% sequentially from December 31, 2009, reflecting net inflows of $954 million and $1.3 billion of performance gains, offset by negative currency translation impact of $753 million

•	Non-GAAP adjusted net loss of $3.1 million, or $0.01 per non-GAAP weighted average fully diluted share, for Q1 2010
“I am pleased to report another quarter of strong investment returns for our clients,” said Noam Gottesman, Chairman and Co-CEO of GLG. “This strong investment performance combined with a broadening interest in GLG’s fund and managed account products are leading to accelerated net inflows.”
“We are well positioned as net inflows begin to return to global and alternative asset managers, in particular into new areas such as our UCITS III products which have seen strong interest,” commented Emmanuel Roman, Co-CEO. “Our platform is robust, global and transparent with a wide range of performance-oriented investment products. Moreover, given our existing base of professionals and the investments we have continued to make in infrastructure and risk management systems, we expect to see significant operating leverage as our asset base grows.”

[1]	Performance is typically measured by the longest running share class in each fund. April dollar-weighted average returns are calculated based on estimated April month-end net asset values (NAVs). See the Appendix for a description of how dollar-weighted average returns are calculated.

Table 1: Financial Highlights
(US$ in millions except per share amounts)

	Q1 2010	Q1 2009	YoY ∆	Q4 2009	QoQ ∆
Closing net assets under management (AUM)	23,668	14,031	69%	22,175	7%
Net revenues	53.7	51.7	4%	114.8	(53%)
GAAP net (loss) attributable to common stockholders	(60.8)	(120.3)	(49%)	(75.3)	(19%)
GAAP fully diluted EPS	(0.27)	(0.55)	(51%)	(0.33)	(18%)
Non-GAAP adjusted net (loss) / income	(3.1)	5.3	(157%)	(4.3)	(29%)
Non-GAAP adjusted net (loss) / income per non-GAAP weighted average fully diluted share(2)	(0.01)	0.02	(158%)	(0.01)	—

[2]	Shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count for Q1 2010 and Q4 2009 due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the periods.
GLG’s GAAP results include certain significant and largely non-cash expenses associated with its reverse acquisition transaction with Freedom Acquisition Holdings in November 2007. GLG’s management assesses the underlying performance of its business based on certain non-GAAP metrics which exclude expenses associated with the Freedom acquisition. These metrics are discussed in detail under “Non-GAAP Financial Measures”.
Assets Under Management Summary
GLG’s total net assets under management (“AUM”) as of March 31, 2010 were approximately $23.7 billion (net of assets invested from other GLG managed funds), up 6.7% from December 31, 2009 and up 68.7% from March 31, 2009.
The increase in net AUM during the three months ended March 31, 2010 was due to net inflows of $954 million, mostly reflecting interest in GLG’s alternative strategies, including UCITS III and 130/30 products, and performance gains across the GLG franchise of $1.3 billion. The effect of currency translation decreased net AUM by $753 million in the quarter ended March 31, 2010. (See Table 2 for a net AUM roll forward and Table 3 for investment performance by strategy.)
GLG’s total gross AUM (including assets invested from other GLG managed funds) was $25.8 billion as of March 31, 2010, up 6.1% from December 31, 2009 and up 67.6% from March 31, 2009.

Table 2: Assets Under Management
(US$ in millions)

	As of March 31,
	2010	2009

Alternative strategies[3]	$12,504	$9,843
Long only strategies[4]	13,340	5,576
Gross AUM	$25,844	$15,419
YoY % Change	67.6%	(47.1%)
Less: alternative strategy investments in GLG Funds	$(1,078)	$(1,388)
Less: long only strategy investments in GLG Funds	(1,098)	—
Net AUM	$23,668	$14,031
YoY % Change	68.7%	(43.1%)
Quarterly average net AUM[5]	$22,921	$11,519

	Three Months Ended
	March 31,
	2010	2009

Opening Net AUM	$22,175	$15,039
Inflows (net of redemptions)	954	50
Performance (gains net of losses and fees)	1,292	(807)
Currency translation impact (non-US$ AUM expressed in US$)	(753)	(251)

Closing Net AUM	$23,668	$14,031

% of Opening Net AUM
Net inflows (net of redemptions)	4.3%	0.3%
Net performance (gains net of losses and fees)[6]	5.8%	(5.4%)
Net currency translation impact (non-US$ expressed in US$)	(3.4%)	(1.7%)

Note: Managed accounts amounted to $11.9 billion in net AUM at March 31, 2010 and $6.4 billion in net AUM at March 31, 2009.

[3]	Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds and all managed accounts managed in accordance with alternative and 130/30 strategies.

[4]	Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy, and all SGAM UK net AUM acquired by GLG on April 3, 2009.

[5]	Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average and average net AUM for Q1 2009 excludes the approximately $3 billion mandate pursuant to the sub-advisory arrangement with SGAM UK which terminated upon the completion of its acquisition on April 3, 2009.

[6]	Performance as a percentage of opening net AUM is based on both opening AUM and inflows and outflows during the period and can be influenced by significant inflows or outflows.

Table 3: Investment Performance

			YTD through
		April 2010[7]	April 2010[7]
	Q1 2010	(Estimated)	(Estimated)
GLG dollar-weighted average returns[7]:
Alternative strategies	5.3%	1.5%	6.9%
Long only strategies	6.1%	(0.1%)	5.9%
130/30 strategies	6.2%	1.6%	8.0%

MSCI World Index	4.7%	0.3%	4.9%
S&P 500 Index	5.2%	1.5%	6.9%
Financial and Operational Summary
First Quarter 2010
REVENUES
Net revenues and other income were $53.7 million for the quarter ended March 31, 2010, up slightly from the year ago period reflecting higher average net AUM levels.
First quarter 2010 performance fees were $2.7 million, down $8.1 million from the same period last year. It is GLG’s policy to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. Sustained performance from the first quarter on AUM in a position to generate performance fees will generally be recognized in the second quarter when the fees crystallize. Accordingly, the second quarter’s performance fees will largely reflect first half performance.
Management fees and administration, service and distribution fees totalled $50.0 million for the quarter ended March 31, 2010, up 25.4% year over year. The annualized yield on management, administration, service and distribution fees was 0.87% of average net AUM8, down 5 basis points (“bps”) from the fourth quarter of 2009 and a decline of 52 bps compared to the annualized yield in the first quarter of 2009. The decline in the annualized yield compared to the fourth quarter of 2009 is largely the result of net inflows being received towards the end of the first quarter of 2010 and the calculation for average net AUM being based on a two-point average. Greater representation in net AUM from long only funds and managed accounts which charge lower management and administration fees than GLG’s alternative strategy funds drove the decline compared to the year ago period.
Other income was $1.0 million for the three months ended March 31, 2010, down slightly year over year and reflecting other fees of approximately $0.8 million derived from the funds acquired in the SGAM UK acquisition as well as foreign exchange gains on non-dollar denominated cash held on GLG’s balance sheet.
EXPENSES
GAAP compensation, benefits and profit share for the quarter ended March 31, 2010 decreased to $101.3 million compared to $146.7 million in the same quarter last year on significantly lower Acquisition-

[7]	April dollar-weighted average returns are calculated based on estimated April month-end net asset values (NAVs). See the Appendix for a description of how dollar-weighted average returns are calculated.

[8]	Average net AUM for a given period is calculated as a 2 point average for a quarter; average net AUM for Q1 2009 excludes the approximately $3 billion mandate pursuant to the sub-advisory arrangement with SGAM UK which terminated upon the completion of its acquisition on April 3, 2009.

related compensation expenses (primarily a function of share awards vesting in the fourth quarter of 2009).
Non-GAAP compensation, benefits and profit share (“non-GAAP CBP”) increased in the quarter ended March 31, 2010 by $15.0 million from the year ago period to $34.9 million. Non-GAAP CBP is a financial measure not prepared under GAAP, and includes compensation, benefits and profit share but excludes Acquisition-related compensation expense described below under “Non-GAAP Financial Measures”.
The total level of non-GAAP CBP when expressed as a percentage of revenues and other income rose 26.5 percentage points to 65.0% in the quarter ended March 31, 2010 from the same period last year. The higher non-GAAP CBP to revenue ratio in the quarter when compared to the 2009 first quarter reflects the increased compensation costs as a result of the SGAM UK acquisition in the second quarter of 2009, as well as the increased level of non-cash share-based compensation, the recognition of deferred compensation and lower management and administration fee yields.
Please note that GLG’s compensation, benefits and profit share and non-GAAP CBP have large discretionary components and are finalized based primarily on full year performance as at December 31 of each year.
General, administrative, and other expenses for the quarter ended March 31, 2010 increased $4.4 million from the year ago period to $26.7 million and includes the impact of a $4.1 million one-time charge on losses related to a sublease rental in London. The addition of expenses from the operations acquired with SGAM UK in the second quarter of 2009 drove the modest run-rate increase versus the year ago period.
Net interest expense was $3.0 million during the quarter ended March 31, 2010. Net interest expense reflects the cost of borrowings under GLG’s term loan, revolving credit facilities and convertible notes, offset by the amortization of the deferred portion of the gain on debt restructuring and interest income on cash balances.
TAXES
GAAP income tax expense decreased by $9.9 million from the year ago period to reflect a credit of $9.3 million for the quarter ended March 31, 2010. The decrease in income tax expense was mainly due to a one-time tax credit of $7.3 million recognized in the quarter.
Capital
As of March 31, 2010, there were 251.1 million common shares, 58.9 million FA Sub 2 Limited Exchangeable Shares, convertible notes convertible into 61.4 million common shares, and 54.5 million warrants outstanding (252.4 million common shares, 58.9 million Exchangeable Shares, convertible notes convertible into 61.4 million common shares and 54.5 million warrants, respectively, at December 31, 2009 and 246.5 million common shares, 58.9 million Exchangeable Shares, no convertible notes and 54.5 million warrants, respectively, at March 31, 2009). Approximately 0.5 million shares were repurchased and no warrants were repurchased or exercised during the first quarter of 2010.
Investor/Analyst Conference Call and Webcast
GLG will hold a conference call for investors and analysts on Thursday, May 6, 2010 at 8:30 a.m. EDT / 1:30 p.m. BST hosted by Chairman of the Board and Co-Chief Executive Officer, Noam Gottesman, and Chief Financial Officer, Jeffrey Rojek. To participate by telephone, the domestic dial-in number is +1 888 713 4211 and the international dial-in number is +1 617 213 4864. The access code is 37060142.

Participants may pre-register for the call at:
https://www.theconferencingservice.com/prereg/key.process?key=PUCXKBL49
Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
A live audio webcast of the teleconference will be accessible via the Investor Relations section of GLG’s website at www.glgpartners.com. The audio webcast will be available for replay in the Calendar of Events section of the website until June 6, 2010. A copy of this earnings release and the first quarter update investor presentation will also be available online.
To access the audio replay, which will be available until June 6, 2010, the domestic dial-in number is +1 888 286 8010 and the international dial-in number is +1 617 801 6888. The replay access code is 47978418.
About GLG
GLG Partners, Inc. is a global asset management company offering its clients a wide range of performance-oriented investment products and managed account services. Founded in 1995 and listed on the New York Stock Exchange in 2007 under the ticker symbol “GLG”, GLG is dedicated to achieving consistent, superior investment returns through traditional, alternative and hybrid investment strategies. The performance GLG generates for its clients is driven by the proven expertise of its team of investment professionals underpinned by a rigorous approach to investment analysis and a strong focus on risk management. GLG managed net AUM of $23.7 billion as of March 31, 2010.
GLG maintains an Investor Relations website at www.glgpartners.com and routinely posts important information on its website for investors. Additionally, GLG uses the website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD promulgated by the SEC. These disclosures are included on GLG’s website under the section “Investor Relations – Overview”. Accordingly, investors should monitor this portion of GLG’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “will” and other statements that are not statements of historical fact are intended to identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the volatility in the financial markets; GLG’s financial performance; market conditions for GLG managed investment funds and accounts; performance of GLG managed investment funds and accounts, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the impact of net inflows on GLG’s mix of assets under management and the associated impacts on revenues; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk, including counterparty risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations; as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Nothing in this press release should be construed as or is intended to be a solicitation for or an offer to provide investment advisory services.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities or loans, nor shall there be any offer or sale of securities or loans in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Contacts
Investors / Analysts:
Jeffrey Rojek
Chief Financial Officer
+1 212 224 7245
jeffrey.rojek@glgpartners.com
Michael Hodes
Director of Public Markets
+1 212 224 7223
michael.hodes@glgpartners.com
Shirley Chan
Associate of Public Markets
+1 212 224 7257
shirley.chan@glgpartners.com
Media:
David Waller
Director of Communications
+44 207 016 7015
david.waller@glgpartners.com
Matthew Newton / Talia Druker
Finsbury
+44 207 251 3801
glg@finsbury.com
Ryan O’Keeffe / Stephanie Linehan
Finsbury
+1 212 303 7600
glg@finsbury

Non-GAAP Financial Measures
GLG presents certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (GAAP), in addition to financial results prepared in accordance with GAAP.
Non-GAAP compensation, benefits and profit share: GLG’s management assesses its personnel-related expenses based on the measure non-GAAP compensation, benefits and profit share, or non-GAAP CBP. Non-GAAP CBP reflects GAAP compensation, benefits and profit share adjusted to exclude Acquisition-related compensation expense in connection with the acquisition by Freedom Acquisition Holdings Inc. (“Freedom”) of GLG Partners LP and associated entities in November 2007. A reconciliation of non-GAAP CBP to GAAP compensation, benefits and profit share is provided in the following pages.
Acquisition-related compensation expense reflects GAAP accounting for two primary items: (1) the Agreement Among the Principals and Trustees, which is a retention-driven agreement that requires GLG’s three principals and their related trusts to forfeit a formula-based percentage of their ownership interests in GLG to the remaining principals and their related trusts if one of them were to leave GLG prior to the fifth anniversary of the acquisition (i.e. November 2012); and (2) the broadening of key personnel and employee ownership in GLG with respect to: (i) 15% of the total consideration paid for the GLG business in the acquisition (i.e. $150 million in cash and 33 million shares) which was awarded to fully consolidated partnerships (Sage Summit LP and Lavender Heights Capital LP) whose limited partners are key personnel of GLG; (ii) ten million shares issued in the acquisition which were allocated to awards for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan; and (iii) approximately 250,000 shares which were allocated for the benefit of employees and certain key personnel under the 2007 Long-Term Incentive Plan at the closing of the acquisition.
The expenses associated with the Agreement Among the Principals and Trustees are non-cash, have been the largest component of the Acquisition-related compensation expense and will end in 2012. Any forfeited shares will not return to nor benefit GLG.
Management believes Acquisition-related compensation expense does not reflect GLG’s ongoing core business operations and compensation expense and excludes such amounts for assessing GLG’s ongoing core business performance.
Non-GAAP CBP is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP compensation, benefits and profit share.
Non-GAAP Adjusted Net Income: GLG’s management assesses the underlying performance of its business based on the measure “non-GAAP adjusted net income,” which adjusts GAAP net loss before non-controlling interests for (1) the Acquisition-related compensation expense, (2) to the extent that GLG records a tax benefit in connection with Acquisition-related compensation that is tax deductible for GAAP purposes, the impact of that tax benefit in calculating non-GAAP adjusted net income, (3) any gains or losses realized from investments in GLG Funds held for the benefit of equity participation plan participants in connection with the Acquisition, (4) the cumulative dividends payable to the holders of exchangeable shares of GLG’s FA Sub 2 Limited subsidiary in respect of its estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate, and (5) amortization of the intangible assets recognized in relation to the acquired management contracts of SGAM UK and its associated tax effect. The definition of adjusted net income was modified in the second quarter of 2009 to reflect certain additional adjustments arising from the SGAM UK acquisition, as these items are not factored into management’s assessment of the underlying performance of GLG’s business. A reconciliation of non-GAAP adjusted net income to GAAP net loss before non-controlling interests is provided in the following pages.
For periods in which the conversion of the convertible notes would be dilutive and the underlying shares are included in the non-GAAP weighted average fully diluted share count, GLG’s management further adjusts the non-GAAP adjusted net income measure to add back the amount of the convertible note interest expense for the period for purposes of the non-GAAP adjusted net income per non-GAAP weighted average fully diluted share calculation.

Non-GAAP adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net loss as an indicator of GLG’s operating performance or any other measures of performance derived in accordance with GAAP.
Non-GAAP Weighted Average Fully Diluted Shares: GLG’s management assesses business performance per share based on the measure “non-GAAP weighted average fully diluted shares,” which adjusts average fully diluted shares outstanding under GAAP for (1) the unvested shares issued pursuant to GLG’s equity participation plan, which are recorded under GAAP as treasury shares, but upon which it will pay dividends to the extent it pays them on vested shares; (2) unvested shares awarded under GLG’s 2007 Restricted Stock Plan and Long-Term Incentive Plans upon which it will pay dividends to the extent it pays them on vested shares; (3) the exchange of the FA Sub 2 Limited Exchangeable Shares; (4) the conversion of the convertible notes, if the conversion is dilutive; and (5) the number of shares issuable upon exercise of the warrants under the treasury stock method.
GLG is providing these non-GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because GLG believes that they will be helpful to investors in understanding all components of personnel-related costs of GLG’s business. GLG’s management believes that non-GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non-GAAP adjusted net income measure better represents economic income than does GAAP net loss primarily because of the adjustments described under “Non-GAAP Adjusted Net Income” above. In addition, GLG uses these non-GAAP financial measures in its evaluation of its core results of operations and trends between fiscal periods and believes these measures are an important component of its internal performance measurement process. GLG also prepares forecasts for future periods on a basis consistent with these non-GAAP financial measures.
Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of performance prepared in accordance with GAAP. The non-GAAP financial measures presented by GLG may be different from financial measures used by other companies.

APPENDIX
Alternative Strategy Dollar-Weighted Average Returns
GLG alternative strategy dollar-weighted average returns are calculated as the composite performance of the alternative funds listed below and funds that have closed, in addition to managed accounts managed in accordance with alternative strategies, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG ALPHA SELECT FUND
GLG ATLAS GLOBAL MACRO FUND
GLG ATLAS VALUE & RECOVERY FUND
GLG CONSUMER FUND
GLG CONVERTIBLE OPPORTUNITY FUND
GLG CREDIT FUND
GLG EMERGING CURRENCY AND FIXED INCOME FUND
GLG EMERGING EQUITY FUND
GLG EMERGING MARKETS CREDIT OPPORTUNITY FUND
GLG EMERGING MARKETS FUND
GLG EMERGING MARKETS OPPORTUNITIES FUND
GLG ESPRIT FUND
GLG EUROPEAN DISTRESSED FUND
GLG EUROPEAN LONG-SHORT FUND
GLG EUROPEAN OPPORTUNITY FUND
GLG EVENT DRIVEN FUND
GLG FINANCIALS FUND
GLG GLOBAL CONVERTIBLE FUND
GLG GLOBAL EQUITY TACTICAL FUND
GLG GLOBAL MINING FUND
GLG GLOBAL UTILITIES FUND
GLG MARKET NEUTRAL FUND
GLG NORTH AMERICAN OPPORTUNITY FUND
GLG SELECT OPPORTUNITIES FUND
GLG TECHNOLOGY FUND
For the month of April 2010, dollar-weighted average returns are based on estimated month-end NAVs of the funds listed above as at April 30, 2010.

Long Only Strategy Dollar-Weighted Average Returns
GLG long only strategy dollar-weighted average returns are calculated as the composite performance of the long only funds listed below and funds that have closed, in addition to managed accounts managed in accordance with a long only strategy (except those over which GLG does not exercise full control), weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG AMERICAN GROWTH FUND
GLG ASIA-PACIFIC FUND
GLG BALANCED FUND
GLG CAPITAL APPRECIATION (DIST) FUND
GLG CAPITAL APPRECIATION FUND
GLG CONTINENTAL EUROPE FUND
GLG EAFE (INST) II FUND
GLG ENVIRONMENT FUND
GLG EUROPEAN EQUITY FUND
GLG EUROPEAN EQUITY (INST) FUND
GLG GLOBAL CONVERTIBLE UCITS (DIST) FUND
GLG GLOBAL CONVERTIBLE UCITS FUND
GLG GLOBAL EMERGING MARKET FUND
GLG INTERNATIONAL SMALL CAP FUND
GLG JAPAN CORE ALPHA EQUITY FUND
GLG JAPAN CORE ALPHA FUND
GLG NORTH AMERICAN EQUITY FUND
GLG PERFORMANCE (DIST) FUND
GLG PERFORMANCE (INST) II FUND
GLG PERFORMANCE FUND
GLG TECHNOLOGY EQUITY FUND
GLG UK GROWTH FUND
GLG UK INCOME FUND
GLG UK SELECT EQUITY FUND
GLG UK SELECT FUND
GLG US RELATIVE VALUE FUND
OCEAN EQUITY EASTERN EUROPE FUND*
OCEAN EQUITY MENA OPPORTUNITIES FUND*
OCEAN EQUITY GCC OPPORTUNITIES FUND*
SGAM EQUITY CONCENTRATED EUROLAND FUND*
SGAM EQUITY CONCENTRATED EUROPE FUND*
SGAM EQUITY EMERGING EUROPE FUND*
SGAM EQUITY EUROLAND FUND*
SGAM EQUITY GLOBAL EMERGING FUND*
SGAM EQUITY JAPAN CORE ALPHA FUND*
SGAM EQUITY MENA FUND*
SGAM INVEST EURO ACTION FUND*
SGAM INVEST EUROPE ACTION FUND*
SGAM INVEST GLOBAL TECHNOLOGY FUND*
SGAM OASIS MENA FUND*
For the month of April 2010, dollar-weighted average returns are based on final and estimated month-end NAVs of the funds listed above as at April 30, 2010.

*	Funds managed by a SGAM entity and sub-advised by GLG.

130 / 30 or Similar Strategy Dollar-Weighted Average Returns
GLG 130 / 30 or similar strategy dollar-weighted average returns (including all UCITS III products) are calculated as the composite performance of the funds listed below, in addition to managed accounts managed in accordance with a 130 / 30 or similar strategy, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG ALPHA SELECT (UCITS III) FUND
GLG EMERGING MARKETS FIXED INCOME & CURRENCY (UCITS III) FUND
GLG EMERGING MARKETS EQUITY (UCITS III) FUND
GLG EMERGING MARKETS EQUITY II (UCITS III) FUND
GLG EMERGING MARKETS CREDIT OPPORTUNITY (UCITS III) FUND
GLG EMERGING MARKETS (UCITS III) FUND
GLG PURE ALPHA (UCITS III) FUND
For the month of April 2010, dollar-weighted average returns are based on final month-end NAVs of the funds listed above as at April 30, 2010.
SOURCE: GLG Partners, Inc.

GLG Partners, Inc.
Unaudited Consolidated Balance Sheets
(US$ in thousands, except per share amounts; US GAAP)

	As of March 31,	As of December 31,
	2010	2009
Assets
Current Assets
Cash and cash equivalents	$194,121	$263,782
Restricted cash	5,748	5,746
Fees receivable	48,243	104,541
Unsettled funds receivable	31,164	8,948
Prepaid expenses and other assets	37,502	36,892

Total Current Assets	316,778	419,909

Non-Current Assets
Investments (at fair value)	31,508	22,048
Intangible assets	31,214	34,153
Goodwill	587	587
Other non-current assets	10,412	11,228
Property, plant and equipment, net	12,961	12,856

Total Non-Current Assets	86,682	80,872

Total Assets	$403,460	$500,781

Liabilities and Stockholders’ Deficit

Current Liabilities
Rebates and sub-administration fees payable	$17,219	$19,717
Accrued compensation, benefits and profit share	34,471	138,686
Income taxes payable	1,045	9,095
Distribution payable	6,783	6,840
Unsettled funds payable	34,505	9,819
Accounts payable and other accruals	38,558	42,187
Revolving credit facility	12,281	12,281
Other liabilities	16,410	13,886

Total Current Liabilities	$161,272	$252,511

Non-Current Liabilities
Deferred Tax Liability	9,175	10,448
Loans Payable	290,451	292,891
Convertible notes	228,500	228,500

Total Non-Current Liabilities	528,126	531,839

	—

Total Liabilities	$689,398	$784,350

Stockholders’ Deficit
Common stock, $.0001 par value; 1,000,000,000 authorized, 251,067,887 issued and outstanding (2009: 252,358,619 issued and outstanding)	$24	$24
Additional Paid in Capital	1,511,053	1,450,151
Treasury Stock, 14,101,424 (2009: 14,101,424) shares of common stock(1)	(193,189)	(193,189)
Series A voting preferred stock; 150,000,000 authorized, 58,904,993 issued and outstanding (2009: 58,904,993 issued and outstanding)	6	6
Accumulated deficit	(1,622,856)	(1,562,009)
Accumulated other comprehensive income	5,263	7,250

Total Controlling Stockholders’ Deficit	(299,699)	(297,767)

Non-controlling Interests	13,761	14,198

Total Stockholders’ Deficit	(285,938)	(283,569)

Total Liabilities and Stockholders’ Deficit	$403,460	$500,781

(1)	Represents stock held by GLG subsidiaries to be delivered in respect of future service obligations of equity participation plan participants and included in common stock issued and outstanding.

GLG Partners, Inc.
Unaudited Consolidated Statement of Operations
(US$ in thousands, except per share amounts; US GAAP)

	Three Months Ended
	March 31,
	2010	2009%	Change
Net revenues and other income

Management fees, net	$42,677	$34,427	24.0%
Performance fees, net	2,717	10,817	(74.9%)
Administration, service and distribution fees, net	7,344	5,473	34.2%
Other	982	997	(1.5%)

Total net revenues and other income	53,720	51,714	3.9%

Expenses

Compensation, benefits and profit share	101,340	146,657	(30.9%)
General, administrative and other	26,748	22,317	19.9%
Amortization of intangible assets	884	—	—
Third party distribution, administration and service fees	1,331	—	—

Total expenses	130,303	168,974	(22.9%)

Loss from operations	(76,583)	(117,260)	(34.7%)

Realized gain / (loss) on available-for-sale investments	38	(21,217)	(100.2%)
Fair value movements in trading securities	477	—	—
Interest expense, net	(3,046)	(2,590)	17.6%

Loss before income taxes	(79,114)	(141,067)	(43.9%)
Income tax benefit / (expense)	9,279	(618)	—

Net loss	$(69,835)	$(141,685)	(50.7%)
Less non-controlling interests:
Share of loss	8,988	22,021	(59.2%)
Cumulative dividends on exchangeable shares	—	(595)	—

Net loss attributable to common stockholders	$(60,847)	$(120,259)	(49.4%)

Weighted average shares outstanding, basic and diluted (in thousands)	229,330	216,764
Net loss per common share, basic and diluted	$(0.27)	$(0.55)	(50.9%)

GLG Partners, Inc.

Unaudited Consolidated Statements of Cash Flows

(US$ in thousands; US GAAP)

	Three Months Ended March 31,
	2010	2009
Net cash used in operating activities	$(52,155)	$(72,674)

Net cash (used in) / provided by investing activities	(10,975)	35,427

Net cash used in financing activities	(1,622)	(64,369)

Net decrease in cash and cash equivalents	(64,752)	(101,616)
Effect of foreign currency translation on cash	(4,909)	696
Cash and cash equivalents at beginning of period	263,782	316,195

Cash and cash equivalents at end of period	$194,121	$215,275

GLG Partners, Inc.
Non-GAAP Adjusted Net Income for Three Months ended March 31, 2010 and March 31, 2009
(US$ in thousands)

	Three Months Ended
	March 31,
	2010	2009	% Change
Derivation of non-GAAP adjusted net income

GAAP net loss	$(69,835)	$(141,685)	(50.7%)
Less: Cumulative dividends	—	(595)	—
Add: Acquisition-related compensation expense	66,407	126,737	(47.6%)
Less: Tax effect of Acquisition-related compensation expense	(224)	(355)	(36.9%)
Add: Amortization of intangible assets	884	—	—
Less / Add: Realized (gain) / loss on available-for-sale investments	(38)	21,217	—
Less: Tax effect of amortization of intangible assets	(248)	—	—

Non-GAAP adjusted net (loss) / income	$(3,054)	$5,319	(157.4%)

Non-GAAP weighted average fully diluted shares (in thousands)	304,935	308,213

Non-GAAP adjusted net income per non-GAAP weighted average fully diluted shares(1)	(0.01)	0.02	(158.0%)
GLG Partners, Inc.
Non-GAAP Expenses for Three Months ended March 31, 2010 and March 31, 2009
(US$ in thousands)

	Three Months Ended
	March 31,
	2010	2009	% Change
Non-GAAP expenses

Compensation, benefits and profit share	$101,340	$146,657	(30.9%)
Less: Acquisition-related compensation expense	(66,407)	(126,737)	(47.6%)

Non-GAAP compensation, benefits and profit share (CBP)	$34,933	$19,920	75.4%

Third party distribution, service and advisory	1,331	—	—

GAAP general, administrative and other	26,748	22,317	19.9%

Non-GAAP total expenses	$63,012	$42,237	49.2%

(1)	For Q1 2010, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period for purposes of these calculations.

GLG Partners, Inc.
Financial Supplement

				TTM to
($ in millions)	Q1 2010	Q4 2009	Q1 2009	3/31/10	3/31/09

Opening Net AUM	$22,175	$21,628	$15,039	$14,031	$24,646
Inflows (net of redemptions)	954	723	50	4,119	(1,990)
Performance (gains net of losses and fees)	1,292	18	(807)	4,990	(6,863)
Currency translation impact (non-US$ AUM expressed in US$)	(753)	(194)	(251)	528	(1,762)
Closing Net AUM	23,668	22,175	14,031	23,668	14,031
Closing Gross AUM	25,844	24,365	15,419	25,844	15,419

Average net AUM(1)	22,921	21,901	11,519	21,030	17,727

(US$ in thousands, except per share amounts)

Management fees, net	$42,677	$42,527	$34,427	$160,778	$253,458

Performance fees, net	2,717	63,901	10,817	106,505	113,599

Administration, service and distribution fees, net	7,344	7,868	5,473	27,556	52,370

Other	982	501	997	8,041	(4,102)

Total net revenues and other income	$53,720	$114,797	$51,714	$302,880	$415,325

Compensation, benefits and profit share	101,340	182,778	146,657	592,678	786,534

General, administrative and other	26,748	19,455	22,317	95,338	115,063

Third party distribution, service and advisory	1,331	1,676	—	4,607	—

Amortization of intangible assets	884	934	—	3,652	—

Total expenses	$130,303	$204,843	$168,974	$696,275	$901,597

Loss from operations	$(76,583)	$(90,046)	$(117,260)	$(393,395)	$(486,272)

Interest expense, net	(3,046)	(2,730)	(2,590)	(11,959)	(15,160)

Realized gain / (loss) on available-for-sale investments	38	(1,667)	(21,217)	(600)	(21,217)

Fair value movements in trading securities	477	—	—	477	—

Gain on debt extinguishment	—	—	—	84,821	—

Gain on business combination — negative goodwill	—	—	—	21,122	—

Income tax expense / (benefit)	9,279	3,354	(618)	11,999	(8,649)

GAAP net income before non-controlling interests	$(69,835)	$(91,089)	$(141,685)	$(287,535)	$(531,298)

Less / Add: Realized (gain) / loss on available-for-sale investments	(38)	1,667	21,217	600	21,217
Add: Acquisition-related compensation expense	66,407	81,907	126,737	387,280	623,228
Less: Tax effect of Acquisition-related compensation expense	(224)	847	(355)	(78)	(3,689)
Less: Cumulative dividends	—	1,674	(595)	(8,949)	(11,227)
Less: Gain on business combination — negative goodwill	—	—	—	(21,122)	—
Add: Amortization of intangible assets	884	934	—	3,652	—
Less: Tax effect of amortization of intangible assets	(248)	(261)	—	(1,023)	—

Non-GAAP adjusted net (loss) / income(2)	$(3,054)	$(4,321)	$5,319	$72,825	$98,231

Non-GAAP weighted average fully diluted shares (in thousands)	304,935	310,111	308,213	359,573	308,213

Non-GAAP adjusted net (loss) / income	(0.01)	(0.01)	0.02	0.23	0.32
per non-GAAP weighted average fully diluted shares(3)

Management fees and Administration, service and distribution fees / Average net AUM(1)(4)	0.87%	0.92%	1.39%	0.90%	1.73%
Total net revenues and other income / Average net AUM(1)(4)	0.94%	2.10%	1.80%	1.44%	2.34%
Compensation, benefits and profit share less acquisition-related compensation expense (“CBP”) / Total net revenues and other income	65.0%	87.9%	38.5%	67.8%	39.3%
General, administrative and other expenses / Average net AUM(1)(4)	0.5%	0.4%	0.8%	0.5%	0.6%
Non-GAAP adjusted net income(2)/ Total net revenues and other income	-5.7%	-3.8%	10.3%	24.0%	23.7%
Effective tax rate (sum of income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets / sum of adjusted net income, income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets)	74.3%	56.5%	22.8%	-2.7%	19.3%

(1)	Average net AUM for a given period is calculated as a 2 point average for the quarters and a 5 point average for the 12-month periods; Q1 2009 and TTM to Q1 2010 average net AUMs exclude the approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009; TTM to Q1 2010 average net AUM includes net AUM of approximately $7 billion acquired with SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

(2)	See “Non-GAAP Financial Measures” for further detail.

(3)	Shares associated with the convertible notes issued in May 2009 have been included in the non-GAAP weighted average fully diluted share count for the TTM to Q1 2010 period due to their dilutive impact and convertible note interest in the amount of $11.0 million has been added back to non-GAAP adjusted net income for the period for purposes of these calculations. In Q1 2010, however, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period for purposes of these calculations.

(4)	Ratios are annualized for quarterly periods.

GLG Partners, Inc.
Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to
Non-GAAP Weighted Average Fully Diluted Share Count
(Share count in thousands)

	Q1 2010	Q4 2009	Q1 2009
Outstanding
Common stock (including Treasury Stock)	244,680	242,537	238,201
Unvested shares	6,388	9,822	8,303

Total issued and outstanding common stock	251,068	252,359	246,504
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905
Warrants	54,485	54,485	54,485
Convertible Notes	61,425	61,425	—

Weighted Average Outstanding
Common stock (excluding Treasury Stock)	229,330	225,498	216,764
Unvested shares	10,169	9,887	11,125
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905
Warrants	54,485	54,485	54,485
Convertible Notes	—	—	—

GAAP Weighted Average Fully Diluted Share Count
Common stock	229,330	225,498	216,764
Unvested shares	—	—	—
FA Sub 2 Limited Exchangeable Shares	—	—	—
Warrants	—	—	—

Total	229,330	225,498	216,764

Non-GAAP adjustments to weighted average fully diluted share count
Common stock:
GAAP weighted average fully diluted share count	229,330	225,498	216,764
add: unvested shares issued pursuant to our equity participation plan, Restricted Stock Plan and LTIP on which dividends will be paid to the extent we pay them on vested shares	16,700	25,708	32,544

Non-GAAP weighted average fully diluted share count	246,030	251,206	249,308

FA Sub 2 Limited Exchangeable Shares:
GAAP weighted average fully diluted share count	—	—	—
add: inclusion of Exchangeable shares as dilutive under non-GAAP	58,905	58,905	58,905

Non-GAAP weighted average fully diluted share count	58,905	58,905	58,905

Warrants:
GAAP weighted average fully diluted share count	—	—	—

Non-GAAP weighted average fully diluted share count outstanding	—	—	—

Convertible Notes
GAAP weighted average fully diluted share count	—	—	—
add: inclusion of weighted average convertible notes as dilutive under non-GAAP	—	—	—

Non-GAAP weighted average fully diluted share count outstanding	—	—	—

Non-GAAP Weighted Average Fully Diluted Share Count(1)
Common stock	246,030	251,206	249,308
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905
Warrants	—	—	—
Convertible Notes	—	—	—

Total	304,935	310,111	308,213

Equity Market Capitalization (US$ in Thousands)
Common equity market capitalization(2)	$951,617	$1,002,270	$867,362
Warrant market capitalization	7,083	9,262	8,173

Total equity capitalization(2)	$958,700	$1,011,532	$875,535

(1)	Reflects weighted average diluted shares outstanding eligible to receive common dividends or the equivalent, plus diluted warrants outstanding under the Treasury Stock method.

(2)	Assumes conversion of FA Sub 2 Limited Exchangeable Shares.

GLG Partners, Inc.
Composition of Assets Under Management

	As of	As of	As of	As of	As of
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Alternative strategies(1)	12,504	11,501	10,924	10,441	9,843
Long only strategies(2)	13,340	12,864	13,069	11,131	5,576

Gross AUM	$25,844	$24,365	$23,993	$21,572	$15,419

Less: alternative strategy investments in GLG Funds	(1,078)	(1,088)	(1,266)	(1,456)	(1,388)
Less: long only strategy investments in GLG Funds	(1,098)	(1,103)	(1,099)	(1,022)

Net AUM	$23,668	$22,175	$21,628	$19,094	$14,031

Quarterly average gross AUM	$25,104	$24,179	$22,782	$18,495	$15,982
Quarterly average net AUM(3)	$22,921	$21,901	$20,361	$18,840	$11,519

	Three months ended	Three months ended	Three months ended	Three months ended	Three months ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Opening net AUM	$22,175	$21,628	$19,094	$14,031	$15,039
Inflows (net of redemptions)(4)	954	723	216	2,226	50
Performance (gains net of losses and fees)	1,292	18	1,883	1,797	(807)
Currency translation impact (non-US$ AUM expressed in US$)	(753)	(194)	435	1,040	(251)

Closing net AUM	$23,668	$22,175	$21,628	$19,094	$14,031

(1)	Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds and all managed accounts managed in accordance with alternative and 130/30 strategies

(2)	Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy, and all SGAM UK net AUM acquired by GLG on April 3, 2009.

(3)	Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average; Q1 2009 and Q2 2009 average net AUMs exclude the approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009; Q2 2009 average net AUM includes net AUM of approximately $7 billion acquired with SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

(4)	Inflows for Q2 2009 include SGAM UK net inflows of approximately $2.6 billion.